Exhibit 10.24

Pangaea Logistics Solutions Ltd. (the “Company”), pursuant to its 2014 Share Incentive Plan, as amended from time to time (the “Plan”), hereby grants to Holder the number of Restricted Shares set forth below. The Restricted Shares are subject to all of the terms and conditions as set forth herein, as well as the terms and conditions of the Plan, all of which are incorporated herein in their entirety. Capitalized terms not otherwise defined herein shall have the same meaning as set forth in the Plan. Except where otherwise indicated in this Grant Notice, in the event of a conflict or inconsistency between the terms and provisions of the Plan and the provisions of this Restricted Share Grant Notice and Agreement (this “Grant Notice”), the Plan shall govern and control.

Holder:	[name of employee]
Date of Grant:	[ ]
Number of Restricted Shares:	[insert number of shares in numbers and words]
Vesting Commencement Date	[ ]
Vesting of Restricted Shares:

Provided that Holder has not undergone a Termination prior to the applicable vesting date, one-third (1/3) of the Restricted Shares granted herein, rounded down to the nearest whole Restricted Share, shall vest on each of third (3rd), fourth (4th) and fifth (5th) annual anniversaries of the Vesting Commencement Date; provided, that, with respect to the last such installment, the number of Restricted Shares that vest shall be such that Holder will be fully vested in the total number of Restricted Shares listed above as of the applicable date.

Notwithstanding the foregoing, all unvested Restricted Shares shall immediately vest in the event of Holder’s Termination as a result of Holder’s (i) death or Disability or (ii) Retirement.

For purposes of this Grant Notice, “Retirement” shall mean a Termination by Holder following the date Holder (a) has completed at least five years of continuous employment with the Company and its Affiliates and (b) the age of sixty-five (65).

Termination:

Except as otherwise provided herein with respect to Holder’s Termination by reason of Holder’s death, Disability or Retirement, Section 6(c) of the Plan regarding Termination is incorporated herein by reference and made a part hereof.

Additional Terms:	The Restricted Shares shall be subject to the following additional terms:

•	The transfer restrictions described in Section 6(b) of the Plan are incorporated herein by reference and made a part hereof.

•	Any certificates representing the vested Restricted Shares delivered to Holder shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such shares are listed, and any applicable federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions as the Committee deems appropriate.

•	Holders who are employees of the Company’s Danish subsidiary shall be the record owner of the Restricted Shares until or unless such Restricted Shares are forfeited or repurchased, or otherwise sold or transferred in accordance with the terms of the Plan, and as record owner shall generally be entitled to all rights of a shareholder with respect to the Restricted Shares, except that Restricted Shares held by employees who are considered Danish tax residents will not be eligible for voting and distribution of dividends until the respective Restricted Shares become unrestricted by vesting, irrespective of any other language in the Plan Agreement; provided, however, that a cash payment in lieu of dividends that would otherwise be held for these Restricted Shares shall be made to the Danish shares when vesting terms are satisfied (and such cash payment in lieu of dividends shall be subject to forfeiture and the same restrictions, terms and vesting and other conditions as are applicable to the Restricted Shares). As soon as practicable following each applicable vesting date any applicable cash payment in lieu of dividends shall be delivered to Holder.

•	Upon vesting of the Restricted Shares (or such other time that the Restricted Shares is taken into income), Holder will be required to satisfy applicable withholding tax obligations, if any, as provided in Section 17 of the Plan.

•	This Grant Notice does not confer upon Holder any right to continue as an employee of the Company or any of its Affiliates.

•	This Grant Notice shall be construed and interpreted in accordance with the internal laws of Bermuda, without regard to the principles of conflicts of law thereof.

•	Holder agrees that the Company may deliver by email all documents relating to the Plan or the Restricted Shares (including, without limitation, a copy of the Plan) and all other documents that the Company is required to deliver to its security holders (including, without limitation, disclosures that may be required by the Securities and Exchange Commission). Holder also agrees that the Company may deliver these documents by posting them on a website maintained by the Company or by a third party under contract with the Company. If the Company posts these documents on a website, it shall notify Holder by email.

The undersigned Holder acknowledges receipt of THIS GRANT NOTICE AND the plan, and, as an express condition to the grant of RESTRICTED SHARES HEREUNDER, agrees to be bound by the terms THIS GRANT NOTICE and the Plan.

PANGAEA LOGISTICS SOLUTIONS LTD.		Holder

By:
	Signature	Signature

Title:
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